UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

GLOBAL ARENA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49819	33-0931599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 5th Floor, New York, New York 10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 508-4778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On December 12, 2014, Global Arena Holding, Inc. (the “Company”) entered into separate unsecured convertible promissory note and warrant purchase agreements (each, a “ Purchase Agreement”), by and between the Company and an investor (each a “Purchaser” and collectively, the “Purchasers”) pursuant to which the Company issued and sold to the Purchasers unsecured convertible promissory notes between December 12 and December 18, 2014 in the aggregate principal amount of $450,000 (each a “Note” and collectively, the “Notes”) and warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase an aggregate of 5,580,000 shares of the Company’s common stock (the “Common Stock”) for an aggregate purchase price of $450,000. The Company may continue to provide an offering of securities under similar terms until the aggregate amount of gross proceeds raised is $800,000.

Under the Purchase Agreements, each of the Purchasers purchased units (the “Unit”) that consisted of: (1) an unsecured convertible promissory note in the aggregate principal amount of the investment by the Purchaser, which permits the holder to convert the principal and unpaid balance into shares of Common Stock at a conversion price of $0.25 per share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions regarding the Common Stock as provided in such agreement or the Note; and (2) Warrants to purchase shares of Common Stock at an exercise price of $0.25 per share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions regarding the Common Stock as provided in the Warrant.  Each of the Notes mature on June 30, 2015, and accrue interest on the unpaid principal balance at 12% per annum, which will be paid on the maturity of the Note, or by the issuance of additional shares of Common Stock when the Note is converted into shares of Common stock in accordance with its terms.

Upon full conversion of the Notes and the Warrants, the Purchasers will acquire 5,580,000 shares of Common Stock of the Company, which represents approximately 23% of the outstanding shares of the Company’s Common Stock, according to the Company’s most recent Form 10-Q.

The offering of the units was made in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S that is promulgated under the Securities Act.  The Notes and Warrants to purchase shares of Common Stock and the Common Stock that would be issued upon conversion of the Notes or exercise of the Warrants have not been registered under the Securities Act, or the securities laws of any jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements.  No placement agent, broker or dealer was involved in the offering of the units to any of the Purchasers.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation to purchase, the Warrants to purchase shares of Common Stock of the Company in any jurisdiction in which such offer or solicitation would be unlawful.

The foregoing summary of the Purchase Agreement, Notes, and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Purchase Agreement, Form of Note, and Form Warrant is attached as Exhibit 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Form of Unsecured Convertible Promissory Note and Warrant Purchase Agreement
10.2	Form of Unsecured Convertible Promissory Note
10.3	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2014

GLOBAL ARENA HOLDING, INC.

By:	John Matthews
Name: John Matthews Title: Chief Executive Officer

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